Exhibit 99.1

Investors May Contact:
Stacey Yonkus
Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Reports First Quarter Financial Results

Company Reports Record First Quarter Results in All Four Regions

Reports All-time Record Gross Profit Results in Used Vehicles and Fixed Operations

Adjusted SG&A as a Percent of Gross Profit Improves 80 Basis Points

New York, NY, April 25, 2007 — Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the first quarter ended March 31, 2007.

Income from continuing operations for the first quarter was $2.4 million, or $0.07 per diluted share.  These results include an after-tax charge of $11.1 million, or $0.33 per diluted share, related to a debt refinancing and after-tax charges of $1.8 million, or $0.05 per diluted share, related to the planned retirement next month of current CEO, Kenneth B. Gilman.  Adjusting for these items, income from continuing operations for the first quarter increased 12% to $15.3 million, or $0.45 per diluted share, from $13.7 million, or $0.41 per diluted share, in last year’s first quarter.

Summary financial information for the first quarter of 2007, as compared to last year’s first quarter, included:

•                  Total revenue for the quarter increased 4% to $1.4 billion.  Total gross profit was $224.1 million, up 7%.

•                  Same-store retail revenue and gross profit (excluding fleet and wholesale businesses) increased 4% and 7%, respectively.

•                  New vehicle retail revenue and gross profit increased 2% and 4%, respectively.  New retail unit sales were up 1%.  Total new unit sales (including fleet) were up 2%.

•                  Used vehicle retail revenue and gross profit both increased 11%.  Used retail unit sales were up 9%.

•                  Parts, service and collision repair revenue increased 3%, and gross profit rose 6%.

•                  Net finance and insurance (F&I) revenue increased 10% and dealership-generated F&I per vehicle retailed rose 9%.

•                  Selling, general and administrative (SG&A) expenses as a percentage of gross profit were 78.7% for the quarter.  Adjusted for the charge related to the retirement of the current CEO, SG&A expenses were 77.4% of gross profit for the quarter, an 80 basis-point improvement compared to 78.2% a year ago.

Charles R. Oglesby, who will succeed Mr. Gilman as President and CEO on May 4, said, “The results for the first quarter again demonstrate the strength of Asbury’s well-balanced business model.  As the numbers reveal, it’s the depth and breadth of the performance that’s most impressive.  All four business lines had record first quarter gross profit results, with two of them, fixed operations and used vehicles, having all-time record quarters.  Overall, our gross profit margin improved to 15.8%, the highest in the Company’s history.  And, equally as important, our strong performance was not confined to any one geographic region, as each of our four regions delivered record first quarter results.”

J. Gordon Smith, Senior Vice President and CFO, said, “This quarter was Asbury’s tenth in a row of adjusted SG&A expense leverage improvement.  That ratio improved another 80 basis points in the first quarter versus the prior year quarter, and we still see additional opportunity to continue to leverage our expense structure.”

Mr. Smith continued, “Other highlights of the quarter surrounded the refinancing of our 9% senior subordinated notes.  We completed the tender offer for these notes in March, accepting $238.1 million of tendered notes,  and refinanced them with a successful private placement of $150 million in 7.625% senior subordinated notes and $115 million in 3% convertible notes.  The combination of these transactions is expected to reduce our annual debt service by $6.5 million.  In addition, concurrently with the convertible notes offering, we repurchased 1.3 million shares of common stock, fully utilizing the capacity under our stock repurchase program which was designed to off-set dilution related to stock-based compensation.”

In light of its strong first quarter results and the positive impact of the debt refinancing and share repurchase on the remaining nine months of the year, the Company raised its full-year 2007 EPS guidance range to between $2.20 to $2.28 per diluted share from continuing operations, which excludes charges incurred in the first quarter associated with the debt refinancing ($0.33 per diluted share) and the charges related to the retirement benefits of Mr. Gilman ($0.05 per diluted share).

Asbury will host a conference call to discuss its first quarter results this morning at 10:00 a.m. Eastern Time.  The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com.  In addition, a live audio of the call will be accessible to the public by calling 800-263-8506 (domestic), or 719-457-2681 (international); no access code is necessary. Callers should dial in approximately 5-10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 86 retail auto stores, encompassing 113 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and the Company’s ability to execute certain operational strategies. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that the Company will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in the Company’s annual report on Form 10-K/A and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[Tables Follow]

Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2007	2006
REVENUES:
New vehicle	$824,451	$809,657
Used vehicle	378,147	352,415
Parts, service and collision repair	174,288	168,529
Finance and insurance, net	38,684	35,150
Total revenues	1,415,570	1,365,751

COST OF SALES:
New vehicle	764,914	752,607
Used vehicle	341,978	319,982
Parts, service and collision repair	84,615	84,243
Total cost of sales	1,191,507	1,156,832

GROSS PROFIT	224,063	208,919

OPERATING EXPENSES:
Selling, general and administrative	176,386	163,291
Depreciation and amortization	5,328	4,955
Income from operations	42,349	40,673

OTHER INCOME (EXPENSE):
Floor plan interest expense	(11,216)	(8,937)
Other interest expense	(11,786)	(10,903)
Interest income	1,965	727
Loss on extinguishment of long-term debt, net	(17,737)	—
Other income, net	292	344
Total other expense, net	(38,482)	(18,769)
Income from continuing operations before income taxes and discontinued operations	3,867	21,904

INCOME TAX EXPENSE	1,458	8,214
Income from continuing operations	2,409	13,690

DISCONTINUED OPERATIONS, net of tax	(1,976)	(1,137)
Net income	$433	$12,553

BASIC EARNINGS PER COMMON SHARE:
Continuing operations	$0.07	$0.42
Discontinued operations	(0.06)	(0.04)
Net income	$0.01	$0.38

DILUTED EARNINGS PER COMMON SHARE:
Continuing operations	$0.07	$0.41
Discontinued operations	(0.06)	(0.04)
Net income	$0.01	$0.37

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	33,333	32,922
Diluted	34,161	33,584

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands, except per vehicle data)
(Unaudited)

	As Reported for the Three Months Ended March 31,				Increase (Decrease)	% Change
	2007		2006

RETAIL VEHICLES SOLD:
New retail units	24,292	59.4%	24,123	61.3%	169	0.7%
Used retail units	16,625	40.6%	15,219	38.7%	1,406	9.2%
Total retail units	40,917	100.0%	39,342	100.0%	1,575	4.0%

NEW UNITS SOLD (INCLUDING FLEET)	27,030		26,558		472	1.8%

REVENUE:
New retail	$773,480	54.6%	$760,807	55.7%	$12,673	1.7%
Used retail	296,516	21.0%	266,367	19.5%	30,149	11.3%
Parts, service and collision repair	174,288	12.3%	168,529	12.3%	5,759	3.4%
Finance and insurance, net	38,684	2.7%	35,150	2.6%	3,534	10.1%
Total retail revenue	1,282,968		1,230,853		52,115	4.2%

Fleet	50,971	3.6%	48,850	3.6%	2,121	4.3%
Wholesale	81,631	5.8%	86,048	6.3%	(4,417)	(5.1)%
Total revenue	$1,415,570	100.0%	$1,365,751	100.0%	$49,819	3.6%

GROSS PROFIT:
New retail	$58,472	26.1%	$56,229	26.9%	$2,243	4.0%
Used retail	35,653	15.9%	32,033	15.3%	3,620	11.3%
Parts, service and collision repair	89,673	40.0%	84,286	40.4%	5,387	6.4%
Finance and insurance, net	38,684	17.3%	35,150	16.8%	3,534	10.1%
Total retail gross profit	222,482		$207,698		14,784	7.1%

Fleet	1,065	0.5%	821	0.4%	244	29.7%
Wholesale	516	0.2%	400	0.2%	116	29.0%
Total gross profit	$224,063	100.0%	$208,919	100.0%	$15,144	7.2%

Adjusted SG&A expenses	$173,436		$163,291		$10,145	6.2%

Adjusted SG&A expenses as a percentage of gross profit	77.4%		78.2%		(0.8)%	(1.0)%

REVENUE PER VEHICLE RETAILED:
New retail	$31,841		$31,539		$302	1.0%
Used retail	17,836		17,502		334	1.9%

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,407		$2,331		$76	3.3%
Used retail	2,145		2,105		40	1.9%
Finance and insurance, net	945		893		52	5.8%
Dealership generated finance and insurance, net	945		868		77	8.9%

GROSS PROFIT MARGIN:
New retail	7.6%		7.4%		0.2%	2.7%
Used retail	12.0%		12.0%		—	—
Parts, service and collision repair	51.5%		50.0%		1.5%	3.0%

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands, except per vehicle data)
(Unaudited)

	Same Store for the Three Months Ended March 31,				Increase	%
	2007		2006		(Decrease)	Change

RETAIL VEHICLES SOLD:
New retail units	24,237	59.4%	24,123	61.3%	114	0.5%
Used retail units	16,568	40.6%	15,219	38.7%	1,349	8.9%
Total retail units	40,805	100.0%	39,342	100.0%	1,463	3.7%

NEW UNITS SOLD (INCLUDING FLEET)	26,975		26,558		417	1.6%

REVENUE:
New retail	$772,313	54.6%	$760,807	55.7%	$11,506	1.5%
Used retail	295,794	21.0%	266,367	19.5%	29,427	11.0%
Parts, service and collision repair	174,215	12.3%	168,529	12.3%	5,686	3.4%
Finance and insurance, net	38,609	2.7%	35,150	2.6%	3,459	9.8%
Total retail revenue	1,280,931		1,230,853		50,078	4.1%

Fleet	50,971	3.6%	48,850	3.6%	2,121	4.3%
Wholesale	81,407	5.8%	86,048	6.3%	(4,641)	(5.4)%
Total revenue	$1,413,309	100.0%	$1,365,751	100.0%	$47,558	3.5%

GROSS PROFIT:
New retail	$58,409	26.1%	$56,229	26.9%	$2,180	3.9%
Used retail	35,576	15.9%	32,033	15.3%	3,543	11.1%
Parts, service and collision repair	89,604	40.0%	84,286	40.4%	5,318	6.3%
Finance and insurance, net	38,609	17.3%	35,150	16.8%	3,459	9.8%
Total retail gross profit	222,198		207,698		14,500	7.0%

Fleet	1,065	0.5%	821	0.4%	244	29.7%
Wholesale	494	0.2%	400	0.2%	94	23.5%
Total gross profit	$223,757	100.0%	$208,919	100.0%	$14,838	7.1%

Adjusted SG&A expenses	$173,167		$163,291		$9,876	6.0%

Adjusted SG&A expenses as a percentage of gross profit	77.4%		78.2%		(0.8)%	(1.0)%

REVENUE PER VEHICLE RETAILED:
New retail	$31,865		$31,539		$326	1.0%
Used retail	17,853		17,502		351	2.0%

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,410		$2,331		$79	3.4%
Used retail	2,147		2,105		42	2.0%
Finance and insurance, net	946		893		53	5.9%
Dealership generated finance and insurance, net	946		868		78	9.0%

GROSS PROFIT MARGIN:
New retail	7.6%		7.4%		0.2%	2.7%
Used retail	12.0%		12.0%		—	—
Parts, service and collision repair	51.4%		50.0%		1.4%	2.8%

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands)
(Unaudited)

	March 31, 2007	December 31, 2006
BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$94,497	$129,170
Inventories	780,491	775,313
Total current assets	1,237,668	1,293,064
Floor plan notes payable	671,438	700,777
Total current liabilities	849,927	881,055

CAPITALIZATION:
Long-term debt (including current portion)	$502,721	$477,154
Stockholders’ equity	569,358	611,833
Total	$1,072,079	$1,088,987

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle and per vehicle data)

(Unaudited)

The Company evaluates F&I gross profit performance on a per vehicle retailed (“PVR”) basis by dividing total F&I gross profit by the number of retail vehicles sold.  During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2006 that was not attributable to retail vehicles sold during 2006 (referred to as “corporate generated F&I gross profit”).  During the second quarter of 2006, the Company decided to sell its remaining interest in the pool of extended service contracts which had been the source of its corporate generated F&I gross profit, which resulted in the recognition of a $3.4 million gain on the sale.  The Company believes that dealership generated F&I PVR, which excludes the additional amounts derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company’s finance and insurance operating performance.  The following table reconciles F&I gross profit to dealership generated F&I gross profit, and provides the necessary components to calculate dealership generated F&I gross profit PVR.

	As Reported for the Three Months Ended March 31,		Same Store for the Three Months Ended March 31,
	2007	2006	2007	2006
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
F&I gross profit	$38,684	$35,150	$38,609	$35,150
Less: corporate generated F&I gross profit	—	(993)	—	(993)
Dealership generated F&I gross profit	$38,684	$34,157	$38,609	$34,157

RETAIL VEHICLES SOLD:
New retail units	24,292	24,123	24,237	24,123
Used retail units	16,625	15,219	16,568	15,219
Total retail units	40,917	39,342	40,805	39,342

F&I gross profit PVR	$945	$893	$946	$893
Dealership generated F&I gross profit PVR	$945	$868	$946	$868

The Company’s operations for the three months ended March 31, 2007 were impacted by expenses related to the retirement benefit of current CEO Kenneth B. Gilman. We believe that a more accurate comparison of selling, general and administrative expenses and income from continuing operations can be made by adjusting for this item.

RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	As Reported for the Three Months Ended March 31,		Increase (Decrease)	% Change
	2007	2006

SG&A expenses	$176,386	$163,291	$13,095	8%
Retirement benefits expense	(2,950)	—
Adjusted SG&A expenses	$173,436	$163,291	$10,145	6%
Gross profit	$224,063	$208,919	$15,144	7%
Adjusted SG&A expenses as a percentage of gross profit	77.4%	78.2%	(0.8)%	(1.0)%

RECONCILIATION OF ADJUSTED SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	Same Store for the Three Months Ended March 31,		Increase (Decrease)	% Change
	2007	2006

SG&A expenses	$176,117	$163,291	$12,826	8%
Retirement benefits expense	(2,950)	—
Adjusted SG&A expenses	$173,167	$163,291	$9,876	6%
Gross profit	$223,757	$208,919	$14,838	7%
Adjusted SG&A expenses as a percentage of gross profit	77.4%	78.2%	(0.8)%	(1.0)%

RECONCILIATION OF ADJUSTED INCOME FROM CONTINUING OPERATIONS	As Reported for the Three Months Ended March 31,		Increase (Decrease)	% Change
	2007	2006
Net income	$433	$12,553	$(12,120)	(97)%
Discontinued operations, net of tax	1,976	1,137
Income from continuing operations	2,409	13,690	(11,281)	(82)%

Retirement benefits expense, net of tax	1,838	—
Loss on extinguishment of long-term debt, net of tax	11,050	—
Adjusted income from continuing operations	$15,297	$13,690	1,607	12%

Net income	$0.01	$0.37	$(0.36)	(97)%
Discontinued operations, net of tax	0.06	0.04
Income from continuing operations	0.07	0.41	(0.34)	(83)%

Retirement benefits expense, net of tax	0.05	—
Loss on extinguishment of long-term debt, net of tax	0.33	—
Adjusted income from continuing operations	$0.45	$0.41	$0.04	10%

Weighted average common shares outstanding (diluted):	34,161	33,584